Exhibit 15.1

Deloitte Touche Tohmatsu

A.B.N. 74 490 121 060

Grosvenor Place

225 George Street

Sydney NSW 2000

PO Box N250 Grosvenor Place

Sydney NSW 1220 Australia

DX 10307SSE

Tel: +61 (0) 2 9322 7000

Fax: +61 (0) 2 9322 7001

www.deloitte.com.au

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No.’s 333-163952 and 333-167860 on Form F-3 of our report dated April 20, 2011, relating to the consolidated financial statements of DBCT Management Pty Limited, appearing in this Form 6-K of Brookfield Infrastructure Partners L.P. dated April 20, 2011.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Sydney, Australia
May 10, 2011

Member of Deloitte Touche Tohmatsu Limited